EXHIBIT 11

                    NATIONAL SANITARY SUPPLY COMPANY
                 COMPUTATION OF EARNINGS PER SHARE (a)
                              (UNAUDITED)

                                                Three Months Ended
(thousands, except per share data)                   March 31,
----------------------------------           -------------------------
                                              1997            1996
                                             -------        -------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                                  $   625        $   832
                                             =======        =======

Average Number of Shares of
 Common Stock Outstanding                      6,181          6,123
Incremental Effect of
 Unexercised Stock Options                        73             65
                                             -------        -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                       6,254          6,188
                                             =======        =======
Earnings per Common and Common
 Equivalent Share                            $  0.10        $  0.13
                                             =======        =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                                  $   625        $   832
                                             =======        =======
Average Number of Shares of
 Common Stock Outstanding                      6,181          6,123
Incremental Effect of
 Unexercised Stock Options                        73            100
                                             -------        -------
Average Number of Shares of
 Common Stock assuming
 Full Dilution                                 6,254          6,223
                                             =======        =======
Earnings Per Common Share
 Assuming Full Dilution                      $  0.10        $  0.13
                                             =======        =======

(a)  This calculation is submitted in accordance with the Securities Exchange Act of
1934.  Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.

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